UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 21, 2009

AVISTAR COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-31121	88-0463156
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 1875 S. Grant Street, 10th Floor
San Mateo, California 94402
(Address of principal executive offices, including zip code)

(650) 525-3300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 – Unregistered sale of equity securities.

Conversion of Certain Debt into Common Stock

On January 4, 2008, Avistar Communications Corporation (the “Company”) sold $7,000,000 in principal amount of the Company’s 4.5% Convertible Subordinated Secured Notes due 2010 (the “Notes”). The Notes were sold pursuant to a Convertible Note Purchase Agreement, dated as of January 4, 2008 (the “Purchase Agreement”), among the Company, Baldwin Enterprises, Inc., a subsidiary of Leucadia National Corporation, directors Gerald Burnett, R. Stephen Heinrichs, William Campbell, Simon Moss and Craig Heimark, officer Darren Innes, and WS Investment Company (the “Purchasers”).

The Notes have a two year term and are due on January 4, 2010.  The Notes may not be prepaid or redeemed prior to maturity.  Interest on the Notes accrues at the rate of 4.5% per annum and is payable semi-annually in arrears on June 4 and December 4 of each year.  The holders of the Notes are entitled to convert the Notes into shares of common stock of the Company at a conversion price per share of $0.70.

The foregoing description of the Notes does not purport to be complete and is qualified in its entirety by the terms and conditions of the Notes, the Purchase Agreement and the Security Agreement which were filed as exhibits to a Current Report on Form 8-K filed with the Securities and Exchange Commission on January 9, 2008.

On May 22, 2009, $2.9 million in principal amount of the Notes were converted into common stock at the election of the holders resulting in the issuance of 4,128,571 shares of common stock, raising the total outstanding common stock of the Company from 35,939,736 shares on May 1, 2009 to 40,068,307 shares as of May 22, 2009.   Notes converted included all Notes held by directors Gerald Burnett, R. Stephen Heinrichs, William Campbell, Simon Moss and Craig Heimark.

The common stock issued upon conversion of the Notes was issued without registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on Section 4(2) and Rule 506 promulgated under the Securities Act.  All parties to the conversion were accredited investors within the meaning of the Securities Act.  Subject to certain exceptions and limitations, the Company has agreed to register the shares of common stock issued or issuable upon conversion of the Notes in the event that the Company elects to register shares for its own account or for the account of other stockholders under the Securities Act prior to January 4, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVISTAR COMMUNICATIONS CORPORATION

By:	/s/ Elias MurrayMetzger
Elias MurrayMetzger Chief Financial Officer

Date:  May 22, 2009